UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2019 (July 24, 2019)

 CNX Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
 1000 CONSOL Energy Drive
Canonsburg, PA 15317-6506
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:
(724) 485-4000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Units Representing Limited Partner Interests	CNXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

CNX Midstream Partners LP (the “Partnership”) issued a press release on July 30, 2019 announcing its 2019 second quarter results. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information furnished pursuant to this Item 2.02 and Item 7.01, including Exhibit 99.1, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Operating Officer
On July 24, 2019, Mr. Timothy C. Dugan, Chief Operating Officer (“COO”) of CNX Midstream GP LLC, the general partner of the Partnership (the “General Partner”) and Executive Vice President and Operating Officer of CNX Resources Corporation (“CNX” or the “Company”), determined that he will retire from the General Partner and CNX, effective December 31, 2019. CNX, through its wholly-owned subsidiary CNX Gathering LLC, controls the General Partner. From July 30, 2019 through year-end, Mr. Dugan will be an Executive Vice President of the Company and the General Partner, serving as a special advisor to Operations to assist with the orderly transition of responsibilities.
In connection with this announcement and effective July 30, 2019, Mr. Chad A. Griffith was appointed to serve as the General Partner’s COO. Mr. Griffith will continue in his role as the General Partner’s President.
Immediately prior to these new roles, Mr. Griffith, age 42, served as Vice President, Commercial and Vice President of Marketing of CNX and President of the General Partner. Mr. Griffith served as the Director of Marketing of CNX from November 2015 to January 2018. He was the Director of Diversified Business Units of CNX from April 2014 to November 2015. Prior to that role, Mr. Griffith held several positions with the Land Department at CNX, including the Director of Title and Land Services. Since February 2019, he has served on the board of directors of the General Partner. Mr. Griffith started working for CNX in 2011 and holds a bachelor’s degree from Frostburg State University, a law degree from West Virginia University College of Law, and an M.B.A. from Carnegie Mellon University’s Tepper School of Business. Mr. Griffith is a licensed attorney in Maryland and licensed but inactive in West Virginia.
As a result of his new roles at CNX and the General Partner, and effective July 30, 2019, Mr. Griffith will be entitled to a base salary of $325,000, a target short-term incentive compensation (“STIC”) opportunity of 60% of his base salary, or $195,000, pursuant to the Company’s Executive Annual Incentive Plan for 2019, and in 2020, a target long-term incentive compensation (“LTIC”) opportunity of $1,000,000. Mr. Griffith’s STIC and LTIC payouts will be based upon the achievement of performance objectives as approved by the Company’s compensation committee of the board of directors.
There are no arrangements or understandings between Mr. Griffith and any other persons pursuant to which Mr. Griffith was named President and COO of the General Partner. Mr. Griffith does not have any family relationship with any of the General Partner’s directors or executive officers or any persons nominated or chosen by the General Partner to become a director or executive officer. Mr. Griffith does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
General
Mr. Nicholas J. DeIuliis will remain as the Chief Executive Officer of the General Partner, and Mr. Donald Rush will remain as the Chief Financial Officer of the General Partner.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 2.02 is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of CNX Midstream Partners LP, dated July 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX MIDSTREAM PARTNERS LP
By: CNX MIDSTREAM GP, LLC, its general partner
Date:	July 30, 2019	By:	/S/ DONALD W. RUSH
Name: Donald W. Rush
Title: Chief Financial Officer and Director